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                                                                     EXHIBIT 4.4


                          CAPSTONE CAPITAL CORPORATION

                               ------------------


              10 1/2 % CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002

                               ------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of ______ __, 1998

                               ------------------

               Supplementing Indenture dated as of March 30, 1995

                               ------------------

                              THE BANK OF NEW YORK

                               ------------------

                                     Trustee


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                                TABLE OF CONTENTS
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                                                            ARTICLE ONE

                                                            Definitions

SECTION 101. Definition of Terms..................................................................................4


                                                            ARTICLE TWO

                                                  Representations and Warranties

SECTION 201. Representations of the Company.......................................................................5

SECTION 202. Representations of HR................................................................................5


                                                           ARTICLE THREE


                                                     Assumption of Obligations


SECTION 301. Assumption by HR of Obligations of the Company under the Debentures and the Indenture................5

SECTION 302. Substitution of HR for the Company...................................................................5

SECTION 303. Substitution of Merger Consideration for Common Stock of Company upon Exercise of Conversion Option..5


                                                           ARTICLE FOUR

                                                Successor Trustee and Miscellaneous

SECTION 401. Successor Trustee....................................................................................6

SECTION 402. Counterpart Originals................................................................................7

SECTION 403. Governing Law........................................................................................7

SECTION 404. Notices..............................................................................................7

SECTION 405. Reaffirmation of Indenture...........................................................................7
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         FIRST SUPPLEMENTAL INDENTURE, dated as of        , 1998 (the "First
Supplemental Indenture"), among CAPSTONE CAPITAL CORPORATION, a Maryland corporation (the "Company"), HEALTHCARE REALTY TRUST INCORPORATED, a Maryland
corporation ("HR"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company has executed and delivered to AmSouth Bank of Alabama that certain Indenture dated as of March 30, 1995 among the Company and AmSouth Bank of Alabama, as Trustee (the "Original Indenture", and as amended by this First Supplemental Indenture being herein referred to as the "Indenture"); and

         WHEREAS, on July 1, 1998, The Bank of New York acquired substantially all the corporate trust business of AmSouth Bank f/k/a AmSouth of Alabama, and in accordance with Section 7.9 of the Original Indenture replaced and succeeded AmSouth Bank of Alabama as trustee under the Original Indenture; and

         WHEREAS, there have been issued and are now outstanding under the Indenture $____________ principal amount of 10 1/2% Convertible Subordinated Debentures due 2002 (the "Debentures"); and

         WHEREAS, HR, Healthcare Realty Acquisition I Corporation, a Delaware corporation ("Buyer") and a wholly owned subsidiary of HR, and the Company have entered into an Agreement and Plan of Merger, dated as of June 8, 1998 (the "Merger Agreement"), pursuant to which, among other things, (a) Buyer will merge into the Company, with the Company being the surviving entity, and (b) HR will issue to the stockholders of the Company shares of common stock of HR in exchange for shares of common stock of the Company and shares of preferred stock of HR in exchange for shares of preferred stock of the Company; and

         WHEREAS, a condition to the consummation of the transactions contemplated by the Merger Agreement is HR assumption of all of the indebtedness and other obligations of the Company in connection with the Debentures and HR substitution for the Company under the Indenture; and

         WHEREAS, Section 5. l(a) of the Indenture provides that the Company may not consolidate with or merge with or into any other person, or directly or indirectly, sell, lease, assign, transfer or convey or otherwise dispose of all or substantially all of its assets to another person, unless, among other things, (a) either (i) the Company shall be the continuing person, or (ii) the person formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental, all obligations of the Company under the

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Debentures and the Indenture, and (b) immediately after such transaction no
Default or Event of Default exists; and

         WHEREAS, Section 13.10(a) of the Indenture provides, in relevant part, that in the case of any consolidation of the Company with, or merger of the Company into any other corporation, or in the case of any merger of another corporation into the Company (other than a merger which does not result in any conversion or exchange of shares of common stock of the Company), the corporation formed by such consolidation or resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing (i) that the holder of each Debenture shall have the right, during the conversion period specified in the Indenture, to convert the Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company which such Debenture might have been converted immediately prior to such consolidation or merger, and (ii) for adjustments for events subsequent to the effective date of the supplemental indenture as nearly equivalent as may be practicable to the adjustments provided for in Article XIII of the Indenture; and

         WHEREAS, Section 13.10(b) of the Indenture provides that the Trustee shall have no responsibility for determining the correctness of any provision in any supplemental indenture regarding the kind or amount of securities or property receivable by holders of Debentures upon conversion of Debentures after any transaction described in Section 13.10(a) of the Indenture.

         WHEREAS, the criteria enumerated in Sections 5.01 and 13.10 of the Indenture have been satisfied to the satisfaction of the Trustee; and

         WHEREAS, Section 9.1 of the Indenture provides, in relevant part, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of any holder of a Debenture to, among other things, evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company contained in the Indenture and the Debentures; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding supplemental indenture and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, HR and the Trustee covenant and agree as follows:

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                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 101.      DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Original Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa; and

         (d) headings are for convenience of reference only and do not affect interpretation.

         (e) As used herein, the following terms shall have the meanings set forth below:

         "Company" means Capstone Capital Corporation, a Maryland corporation.

         "Common Stock" means the common stock, par value $.01 per share, of HR.

         "First Supplemental Indenture" has the meaning set forth in the recitals above.

         "HR" means Healthcare Realty Trust Incorporated, a Maryland corporation.

         "Indenture" means the Original Indenture, as supplemented by this First Supplemental Indenture, as the same may from time to time be further supplemented or amended by one or more supplemental indentures thereto.

         "Original Indenture" has the meaning set forth in the recitals above.

         "Trustee" means the Person named as "Trustee" in the first paragraph of this First Supplemental Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor.

                                       4
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                                   ARTICLE TWO

                         REPRESENTATIONS AND WARRANTIES


SECTION 201.      REPRESENTATIONS OF THE COMPANY

         The Company hereby represents and warrants that no Default or Event of Default exists.


SECTION 202.      REPRESENTATIONS OF HR

         HR hereby represents and warrants that (i) it is a corporation duly organized and validly existing under the laws of the State of Maryland and (ii) that immediately after the transaction contemplated by the Merger Agreement, no Default or Event of Default shall exist.

                                  ARTICLE THREE

                            ASSUMPTION OF OBLIGATIONS


SECTION 301. ASSUMPTION BY HR OF OBLIGATIONS OF THE COMPANY UNDER THE DEBENTURES AND THE INDENTURE.

         HR hereby assumes and agrees to comply with all of the obligations of the Company under the Debentures and the Indenture and hereby succeeds to and is substituted for the Company thereunder.


SECTION 302.      SUBSTITUTION OF HR FOR THE COMPANY.

         In accordance with Section 5.1 of the Indenture, HR hereby succeeds to, and is substituted for, the Company under the Debentures and the Indenture, and from and after the date hereof, (a) the provisions of the Indenture and the Debentures referring to the "Company" shall refer instead to HR and not to the Company, (b) HR may exercise every right and power of the Company under the Debentures and the Indenture with the same effect as if HR had been named as the Company.


SECTION 303. SUBSTITUTION OF MERGER CONSIDERATION FOR COMMON STOCK OF COMPANY UPON EXERCISE OF CONVERSION OPTION.

         Section 13.1 of the Indenture is hereby deleted in its entirety and substituted in lieu thereof is the following:

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                  "Subject to the provision of Section 14 of the Debentures and
         Section 13.13 hereof, the Holder of any such Debenture or Debentures shall have the right, at his option, at any time after ____________, 1998 and before the close of business on April 1, 2002 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, at the close of business on the last Business Day prior to the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Article XIII, the principal of any such Debenture or Debentures or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of Common Stock, initially at the conversion price per share of $18.9305; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 13.4 hereof, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Debenture or Debentures, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Company, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Debenture or Debentures into Common Stock is hereinafter sometimes referred to as the conversion of such Debenture or Debentures."

         Furthermore, any references in the Indenture or the Debentures to "Common Stock" shall be deemed to refer to the Common Stock of HR.

                                  ARTICLE FOUR

                       SUCCESSOR TRUSTEE AND MISCELLANEOUS

SECTION 401.      SUCCESSOR TRUSTEE.

         In accordance with Section 7.9 of the Original Indenture, The Bank of New York became the successor Trustee under the Indenture on July 1, 1998. The Bank of New York hereby accepts the trust imposed upon it by the Indenture and covenants and agrees to perform the same as expressed in the Indenture. The Bank of New York hereby succeeds to and is substituted as Trustee under the Indenture.

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SECTION 402.      COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 403.      GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE DEBENTURES.

SECTION 404.      NOTICES.

         In accordance with Section 14.2 of the Indenture, the address for notice to HR and the Trustee shall be as follows: If to HR:

         Healthcare Realty Trust Incorporated
         3310 West End Avenue, Suite 700
         Nashville, Tennessee 37203
         Attention: Roger O. West
         Facsimile: (615) 269-8461

If to Trustee:

         The Bank of New York
         AmSouth/Harbert Plaza
         1901 Sixth Avenue North, Suite 730
         Birmingham, Alabama 35203
         Attention: Corporate Trust Administrator
         Facsimile: (205) 581-7661

SECTION 405.      REAFFIRMATION OF INDENTURE.

         Except as supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument so that all of the rights, remedies, terms and conditions, covenants and agreements of the Original Indenture, as amended, shall apply and remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             CAPSTONE CAPITAL
                                             CORPORATION


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
Attest:


By:
   ---------------------------------
   Name:
   Title:

                                             HEALTHCARE REALTY
                                             TRUST INCORPORATED


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
Attest:


By:
   ---------------------------------
   Name:
   Title:

                                             THE BANK OF NEW YORK,
                                             as Trustee

                                             By:  The Bank of New York Trust
                                                  Company of Florida, N.A., as
                                                  Agent


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
Attest:


By:
   ---------------------------------
   Name:
   Title:


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STATE OF ALABAMA   )
                   )
COUNTY OF JEFFERSON)

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that ________________________________, whose name as _________________of Capstone Capital Corporation, a Maryland corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the ________ day of _____________, 1998.

                                                  -----------------------------
                                                  Notary Public
My Commission expires:

---------------------------




STATE OF TENNESSEE)
                  )
COUNTY OF ________)

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that __________________________________, whose name as
_____________________of Healthcare Realty Trust Incorporated, a Maryland corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the _______ day of _____________, 1998.


                                                  -----------------------------
                                                  Notary Public
My Commission expires:

---------------------------

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STATE OF __________________________ )
                                    )
COUNTY OF _________________________ )

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that , whose name as of The Bank of New York Trust Company of Florida, N.A., as agent of The Bank of New York, a New York banking corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said national association for and as the act of said banking corporation.

         Given under my hand and official seal this the _______ day of _____________, 1998.


                                                  -----------------------------
                                                  Notary Public
My Commission expires:

---------------------------
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